Workiva Inc. Announces Second Quarter 2022 Financial Results
•Increased Q2 2022 Subscription & Support Revenue by 24.3% over Q2 2021
•Generated Total Q2 2022 Revenue of $131.5 Million, up 24.6% over Q2 2021
•Achieved 28.4% YOY Growth of Customers with Annual Contract Value Over $150K

AMES, Iowa - August 9, 2022 – Workiva Inc. (NYSE:WK), the company powering transparent reporting for a better world, today announced financial results for its second quarter ended June 30, 2022.
"Our second quarter subscription & support and total revenue exceeded market expectations and we once again beat the high end of our guidance in revenue and operating results," said Marty Vanderploeg, Chief Executive Officer. "We added 123 net new logos for the Workiva platform, saw a 28% YOY increase in the number of customers with contract values over $150k, and achieved our highest revenue retention rate of 97.9%."
"We believe that the demand for regulatory software is consistent and durable. For the back half of 2022, we are maintaining our investment in our platform, purpose-built solutions, and talent in order to accelerate our growth and capture more of our large and relatively unaddressed TAM. However, we intend to balance this investment with a more prudent approach to our second half outlook," Vanderploeg added.
"We have increased our focus on operating leverage and have slowed the hiring plans for parts of our core business for the remainder of 2022. The balance between growth and operating leverage should lead to future margin improvement and we believe it will return Workiva to a quarterly operating profit on a Non-GAAP basis in the latter half of 2023," said Jill Klindt, Chief Financial Officer. "It is still early days in Workiva's growth story as we continue to capture more of the large and expanding business reporting market. We remain committed to strong, durable growth as we build Workiva into a billion dollar revenue company."
Second Quarter 2022 Financial Highlights
•Revenue: Total revenue for the second quarter of 2022 reached $131.5 million, an increase of 24.6% from $105.6 million in the second quarter of 2021. Subscription and support revenue contributed $113.4 million, up 24.3% versus the second quarter of 2021. Professional services revenue was $18.2 million, an increase of 26.5% compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the second quarter of 2022 was $99.3 million compared with $81.0 million in the same quarter of 2021. GAAP gross margin was 75.5% versus 76.7% in the second quarter of 2021. Non-GAAP gross profit for the second quarter of 2022 was $100.8 million, an increase of 22.9% compared with the prior year's second quarter, and non-GAAP gross margin was 76.6% compared to 77.7% in the second quarter of 2021.
•Results from Operations: GAAP loss from operations for the second quarter of 2022 was $28.2 million compared with a loss of $5.7 million in the prior year's second quarter. Non-GAAP loss from operations was $8.3 million, compared with non-GAAP income from operations of $5.3 million in the second quarter of 2021.
•GAAP Net Loss: GAAP net loss for the second quarter of 2022 was $28.9 million compared with a net loss of $9.5 million for the prior year's second quarter. GAAP net loss per basic and diluted share was $0.55 compared with a net loss per basic and diluted share of $0.19 in the second quarter of 2021.
•Non-GAAP Net Loss/Income: Non-GAAP net loss for the second quarter of 2022 was $9.0 million compared with net income of $3.8 million in the prior year's second quarter. Non-GAAP net loss per basic and diluted share was $0.17, compared with net income per basic and diluted share of $0.07 in the second quarter of 2021.
•Liquidity: As of June 30, 2022, Workiva had cash, cash equivalents, and marketable securities totaling $429.0 million, compared with $530.4 million as of December 31, 2021. Workiva had $345.0 million aggregate principal amount of 1.125% convertible senior notes due in 2026 and $15.8 million of finance lease obligations outstanding as of June 30, 2022.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 5,381 customers as of June 30, 2022, including approximately 850 ParsePort ESEF customers, a net increase of 1,432 customers from June 30, 2021.
•Revenue Retention Rate: As of June 30, 2022, Workiva's revenue retention rate (excluding add-on revenue) was 97.9%, and the revenue retention rate including add-on revenue was 108.0%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of June 30, 2022, Workiva had 1,186 customers with an annual contract value (“ACV”) of more than $100,000, up 25% from 952 customers at June 30, 2021. Workiva had 642 customers with an ACV of more than $150,000, up 28% from 500 customers in the second quarter of 2021. Workiva had 194 customers with an ACV of more than $300,000, up 22% from 159 customers in the second quarter of 2021.
•On April 1, 2022, Workiva acquired all of the issued and outstanding equity interests in Denmark-based ParsePort ApS (“ParsePort”), a leading solution provider for the European Single Electronic Format (“ESEF”) financial reporting mandate, which complements Workiva's cloud platform.
Financial Outlook
As of August 9, 2022, Workiva is providing updated guidance as follows:
Third Quarter 2022 Guidance:
•Total revenue is expected to be in the range of $132.0 million to $133.0 million.
•GAAP loss from operations is expected to be in the range of $33.5 million to $32.5 million.
•Non-GAAP loss from operations is expected to be in the range of $13.0 million to $12.0 million.
•GAAP net loss per basic share is expected to be in the range of $0.66 to $0.64.
•Non-GAAP net loss per basic share is expected to be in the range of $0.27 to $0.25.
•Net loss per basic share is based on 53.1 million weighted-average shares outstanding.
Full Year 2022 Guidance:
•Total revenue is expected to be in the range of $534.0 million to $536.0 million.
•GAAP loss from operations is expected to be in the range of $103.5 million to $101.5 million.
•Non-GAAP loss from operations is expected to be in the range of $27.0 million to $25.0 million.
•GAAP net loss per basic share is expected to be in the range of $2.02 to $1.98.
•Non-GAAP net loss per basic share is expected to be in the range of $0.57 to $0.53.
•Net loss per basic share is based on 53.0 million weighted-average shares outstanding.
Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the second quarter 2022, in addition to discussing the Company’s outlook for the third quarter and full year 2022. To access this call, dial 888-330-2469 (U.S. domestic) or 240-789-2740 (international). The conference ID is 8736384. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through August 16, 2022, at 800-770-2030 (U.S. domestic) or 647-362-9199 (international). The replay pass code is 8736384. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.

About Workiva
Workiva Inc. (NYSE:WK) is on a mission to power transparent reporting for a better world. We build and deliver the world’s leading regulatory, financial, and ESG reporting solutions to meet stakeholder demands for action, transparency, and disclosure of financial and non-financial data. Our cloud-based platform simplifies the most complex reporting and disclosure challenges by streamlining processes, connecting data and teams, and ensuring consistency. Learn more at workiva.com.

Follow Workiva on LinkedIn: www.linkedin.com/company/workiva
Like Workiva on Facebook: www.facebook.com/workiva
Follow Workiva on Twitter: www.twitter.com/workiva

Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and amortization of acquisition-related intangible assets. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Investor Contact:		Media Contact:
Mike Rost		Darcie Brossart
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com
(515) 663-4493		(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(unaudited)
Revenue
Subscription and support	$113,353	$91,205	$220,473	$176,141
Professional services	18,196	14,382	40,750	33,668
Total revenue	131,549	105,587	261,223	209,809
Cost of revenue
Subscription and support (1)	18,915	14,098	37,448	27,300
Professional services (1)	13,322	10,493	25,662	20,967
Total cost of revenue	32,237	24,591	63,110	48,267
Gross profit	99,312	80,996	198,113	161,542
Operating expenses
Research and development (1)	39,177	27,830	75,061	54,464
Sales and marketing (1)	64,219	41,525	120,319	82,560
General and administrative (1)	24,108	17,384	48,102	34,405
Total operating expenses	127,504	86,739	243,482	171,429
Loss from operations	(28,192)	(5,743)	(45,369)	(9,887)
Interest income	605	255	885	615
Interest expense	(1,512)	(3,502)	(3,030)	(6,987)
Other income (expense), net	668	(156)	503	(540)
Loss before provision for income taxes	(28,431)	(9,146)	(47,011)	(16,799)
Provision for income taxes	430	368	343	39
Net loss	$(28,861)	$(9,514)	$(47,354)	$(16,838)
Net loss per common share:
Basic and diluted	$(0.55)	$(0.19)	$(0.90)	$(0.33)
Weighted-average common shares outstanding - basic and diluted	52,850,470	51,065,867	52,724,051	50,657,264

(1) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(unaudited)
Cost of revenue
Subscription and support	$912	$597	$1,702	$1,093
Professional services	593	409	1,045	776
Operating expenses
Research and development	3,148	2,417	5,873	4,848
Sales and marketing	5,646	2,837	9,731	6,386
General and administrative	8,148	4,792	15,405	9,572

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$226,253	$300,386
Marketable securities	202,712	230,060
Accounts receivable, net	75,607	76,848
Deferred costs	29,992	31,152
Other receivables	2,949	3,538
Prepaid expenses and other	17,776	15,108
Total current assets	555,289	657,092
Property and equipment, net	27,331	28,821
Operating lease right-of-use assets	15,049	17,760
Deferred costs, non-current	34,826	33,091
Goodwill	109,040	34,556
Intangible assets, net	30,162	10,434
Other assets	5,061	5,005
Total assets	$776,758	$786,759
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,797	$4,114
Accrued expenses and other current liabilities	85,863	84,126
Deferred revenue	272,731	258,023
Convertible senior notes, current	—	298,661
Finance lease obligations	936	1,575
Total current liabilities	365,327	646,499
Convertible senior notes, non-current	339,608	—
Deferred revenue, non-current	34,063	34,181
Other long-term liabilities	1,380	1,605
Operating lease liabilities, non-current	13,688	16,408
Finance lease obligations, non-current	14,838	15,087
Total liabilities	768,904	713,780
Stockholders’ equity
Common stock	52	51
Additional paid-in-capital	498,115	525,646
Accumulated deficit	(481,523)	(452,430)
Accumulated other comprehensive (loss) income	(8,790)	(288)
Total stockholders’ equity	7,854	72,979
Total liabilities and stockholders’ equity	$776,758	$786,759

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(unaudited)
Cash flows from operating activities
Net loss	$(28,861)	$(9,514)	$(47,354)	$(16,838)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,725	1,097	4,684	2,151
Stock-based compensation expense	18,447	11,052	33,756	22,675
Provision for (recovery of) doubtful accounts	20	17	(9)	(101)
Amortization of premiums and discounts on marketable securities, net	453	763	1,113	1,388
Amortization of issuance costs and debt discount	324	2,284	648	4,550
Deferred income tax	63	362	(148)	16
Changes in assets and liabilities:
Accounts receivable	(4,844)	(12,106)	1,737	3,159
Deferred costs	(2,734)	(9,018)	(1,290)	(10,077)
Operating lease right-of-use asset	1,307	977	2,608	1,921
Other receivables	385	585	565	424
Prepaid expenses	(1,591)	722	(2,723)	(3,025)
Other assets	12	(110)	35	(683)
Accounts payable	(2,300)	(1,172)	2,064	736
Deferred revenue	13,192	11,900	13,798	12,079
Operating lease liability	(1,302)	(1,202)	(2,644)	(2,278)
Accrued expenses and other liabilities	13,388	16,123	907	8,166
Net cash provided by operating activities	8,684	12,760	7,747	24,263
Cash flows from investing activities
Purchase of property and equipment	(671)	(811)	(1,203)	(1,660)
Purchase of marketable securities	(23,798)	(51,217)	(57,946)	(94,872)
Sale of marketable securities	—	250	14,981	250
Maturities of marketable securities	40,536	30,206	66,786	70,792
Acquisitions, net of cash acquired	(99,186)	—	(99,186)	—
Purchase of intangible assets	(6)	(52)	(46)	(123)
Other investments	—	(750)	—	(750)
Net cash used in investing activities	(83,125)	(22,374)	(76,614)	(26,363)
Cash flows from financing activities
Proceeds from option exercises	1,145	1,480	1,970	5,618
Taxes paid related to net share settlements of stock-based compensation awards	(1,344)	(731)	(9,914)	(7,877)
Proceeds from shares issued in connection with employee stock purchase plan	—	—	5,218	4,237
Principal payments on finance lease obligations	(446)	(424)	(888)	(841)
Net cash (used in) provided by financing activities	(645)	325	(3,614)	1,137
Effect of foreign exchange rates on cash	(1,737)	310	(1,652)	326
Net decrease in cash and cash equivalents	(76,823)	(8,979)	(74,133)	(637)
Cash and cash equivalents at beginning of period	303,076	331,173	300,386	322,831
Cash and cash equivalents at end of period	$226,253	$322,194	$226,253	$322,194

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Gross profit, subscription and support	$94,438	$77,107	$183,025	$148,841
Add back: Stock-based compensation	912	597	1,702	1,093
Gross profit, subscription and support, non-GAAP	$95,350	$77,704	$184,727	$149,934
As a percentage of subscription and support revenue, non-GAAP	84.1%	85.2%	83.8%	85.1%

Gross profit, professional services	$4,874	$3,889	$15,088	$12,701
Add back: Stock-based compensation	593	409	1,045	776
Gross profit, professional services, non-GAAP	$5,467	$4,298	$16,133	$13,477
As a percentage of professional services revenue, non-GAAP	30.0%	29.9%	39.6%	40.0%

Gross profit	$99,312	$80,996	$198,113	$161,542
Add back: Stock-based compensation	1,505	1,006	2,747	1,869
Gross profit, non-GAAP	$100,817	$82,002	$200,860	$163,411
As percentage of revenue, non-GAAP	76.6%	77.7%	76.9%	77.9%

Cost of revenue, subscription and support	$18,915	$14,098	$37,448	$27,300
Less: Stock-based compensation	912	597	1,702	1,093
Cost of revenue, subscription and support, non-GAAP	$18,003	$13,501	$35,746	$26,207
As percentage of revenue, non-GAAP	13.7%	12.8%	13.7%	12.5%

Cost of revenue, professional services	$13,322	$10,493	$25,662	$20,967
Less: Stock-based compensation	593	409	1,045	776
Cost of revenue, professional services, non-GAAP	$12,729	$10,084	$24,617	$20,191
As percentage of revenue, non-GAAP	9.7%	9.6%	9.4%	9.6%

Research and development	$39,177	$27,830	$75,061	$54,464
Less: Stock-based compensation	3,148	2,417	5,873	4,848
Less: Amortization of acquisition-related intangibles	869	—	1,364	—
Research and development, non-GAAP	$35,160	$25,413	$67,824	$49,616
As percentage of revenue, non-GAAP	26.7%	24.1%	26.0%	23.6%

Sales and marketing	$64,219	$41,525	$120,319	$82,560
Less: Stock-based compensation	5,646	2,837	9,731	6,386
Less: Amortization of acquisition-related intangibles	586	—	786	—
Sales and marketing, non-GAAP	$57,987	$38,688	$109,802	$76,174
As percentage of revenue, non-GAAP	44.1%	36.6%	42.0%	36.3%

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
General and administrative	$24,108	$17,384	$48,102	$34,405
Less: Stock-based compensation	8,148	4,792	15,405	9,572
General and administrative, non-GAAP	$15,960	$12,592	$32,697	$24,833
As percentage of revenue, non-GAAP	12.1%	11.9%	12.5%	11.8%

Loss from operations	$(28,192)	$(5,743)	$(45,369)	$(9,887)
Add back: Stock-based compensation	18,447	11,052	33,756	22,675
Add back: Amortization of acquisition-related intangibles	1,455	—	2,150	—
(Loss) income from operations, non-GAAP	$(8,290)	$5,309	$(9,463)	$12,788
As percentage of revenue, non-GAAP	(6.3)%	5.0%	(3.6)%	6.1%

Net loss	$(28,861)	$(9,514)	$(47,354)	$(16,838)
Add back: Stock-based compensation	18,447	11,052	33,756	22,675
Add back: Amortization of acquisition-related intangibles	1,455	—	2,150	—
Add back: Non-cash interest expense related to convertible senior notes	—	2,284	—	4,550
Net (loss) income, non-GAAP	$(8,959)	$3,822	$(11,448)	$10,387
As percentage of revenue, non-GAAP	(6.8)%	3.6%	(4.4)%	5.0%

Net loss per basic and diluted share:	$(0.55)	$(0.19)	$(0.90)	$(0.33)
Add back: Stock-based compensation	0.35	0.22	0.64	0.45
Add back: Amortization of acquisition-related intangibles	0.03	—	0.04	—
Add back: Non-cash interest expense related to convertible senior notes	—	0.04	—	0.09
Net (loss) income per basic share, non-GAAP	$(0.17)	$0.07	$(0.22)	$0.21
Net (loss) income per diluted share, non-GAAP	$(0.17)	$0.07	$(0.22)	$0.19

Weighted-average common shares outstanding - basic, non-GAAP	52,850,470	51,065,867	52,724,051	50,657,264
Weighted-average common shares outstanding - diluted, non-GAAP	52,850,470	55,064,895	52,724,051	55,081,027

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending September 30, 2022			Year ending December 31, 2022

Loss from operations, GAAP range	$(33,500)	-	$(32,500)	$(103,500)	-	$(101,500)
Add back: Stock-based compensation	19,045		19,045	71,431		71,431
Add back: Amortization of acquisition-related intangibles	1,455		1,455	5,069		5,069
Net loss from operations, non-GAAP range	$(13,000)	-	$(12,000)	$(27,000)	-	$(25,000)

Net loss per share, GAAP range	$(0.66)	-	$(0.64)	$(2.02)	-	$(1.98)
Add back: Stock-based compensation	0.36		0.36	1.35		1.35
Add back: Amortization of acquisition-related intangibles	0.03		0.03	0.10		0.10
Net loss per share, non-GAAP range	$(0.27)	-	$(0.25)	$(0.57)	-	$(0.53)

Weighted-average common shares outstanding - basic	53,100,000		53,100,000	53,000,000		53,000,000